Item 77D - Anchor Series Trust
The Board of Trustees of the Registrant approved a change in the Multi-Asset Portfolio's name to the "SA BlackRock Multi-Asset Income Portfolio," along with certain changes to the Portfolio's investment goal and principal investment strategies, which became effective on January 12, 2015. Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A of Anchor Series Trust (File No. 002-86188) filed on January 12, 2015, describing these changes, was filed pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated by reference (SEC Accession No. 0001193125-15-007990).
The Board of Trustees of the Registrant approved certain changes to the Growth Portfolio's principal investment strategies, which became effective on May 1, 2015. Post-Effective Amendment No. 65 to the Registration Statement on
Form N-1A of Anchor Series Trust (File No. 002-86188) filed on April 13, 2015, describing these changes, was filed pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated by reference (SEC Accession No. 0001193125-15-127677).